UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________________________________
FORM 8-K
 ___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2015
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TerraForm Global, Inc.
(Exact name of Registrant as specified in its charter)
  _____________________________________________

Delaware (State or other jurisdiction of incorporation)	001-37528 (Commission File Number)	47-1919173 (IRS Employer Identification No.)
7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)
(240) 762-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Jeremy Avenier, Chief Financial Officer

Effective October 9, 2015, Jeremy Avenier, Chief Financial Officer of TerraForm Global, Inc. (the “Company”) is departing the Company to return to SunEdison, Inc. (“SunEdison”) as Head of SunEdison’s Corporate Financial Planning and Analysis function.

(c) Appointment of Alejandro Hernandez

On October 9, 2015, the Board of Directors (the “Board”) of the Company appointed Mr. Alejandro (“Alex”) Hernandez to serve as Executive Vice President and Chief Financial Officer of the Company effective immediately.
In connection with Mr. Hernandez’s appointment, he will receive a sign-on bonus of $400,000 and an initial award of 25,000 restricted stock units for shares of the Company’s Class A common stock under the TerraForm Global, Inc. 2014 Long-Term Incentive Plan (the “RSUs”). The RSUs are performance-based and will vest in full, if at all, if the Company meets a certain dividend per share target. The RSUs do not entitle the holder to voting rights with respect to matters presented to Global’s stockholders. The holder of the RSUs is entitled to receive dividends (net of any mandatory tax withholdings) on the unvested units in the same manner as Global’s Class A common stock stockholders. Mr. Hernandez will also have the opportunity to participate in the TerraForm Global, Inc. 2014 Long-Term Incentive Plan.
As an employee of a subsidiary of SunEdison, Mr. Hernandez’s services will be provided to the Company in accordance with the management services agreement between the Company and SunEdison and SunEdison will determine and pay Mr. Hernandez’s compensation. In addition, Mr. Hernandez may participate in employee benefit plans, equity plans, and arrangements sponsored by SunEdison, including plans that may be established in the future.
Mr. Hernandez also serves as Executive Vice President and Chief Financial Officer of our affiliate, TerraForm Power, Inc. (“TerraForm Power”), and he has served in such role since September 2014. Prior to joining TerraForm Power in September 2014, Mr. Hernandez was Managing Director in the Investment Banking Division of Goldman, Sachs & Co. In that role, Mr. Hernandez was responsible for primary coverage of North American energy companies in the power, utility, and renewable energy sectors, and provided strategic and capital markets advice to management teams and boards of directors. Mr. Hernandez earned a BA, cum laude, in Economics from Rice University, a BSc General Course from the London School of Economics, and an MBA from Columbia Business School. He currently serves as a Roundtable member of the James A. Baker III Institute for Public Policy at Rice University.

Item 7.01	Regulation FD Disclosure

On October 9, 2015, the Company issued a press release announcing Mr. Hernandez’s appointment as Executive Vice President and Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description
99.1	Press release issued October 9, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

By:	/s/ Yana Kravtsova
Yana Kravtsova Senior Vice President, General Counsel and Secretary
Date: October 14, 2015

Exhibit Index

Exhibit Number	Item
99.1	Press Release issued October 9, 2015